Exhibit 5.2

September 10, 2013

Avalon Rare Metals Inc.

130 Adelaide Street West, Suite 1901

Toronto, Ontario, Canada

M5H 3P5

Re:	Avalon Rare Metals Inc. Registration Statement on Form F-10

Dear Sirs/Mesdames:

We hereby consent to the reference to our firm’s name under the headings “Enforceability of Civil Liabilities” and “Canadian Federal Income Tax Considerations” in the prospectus filed as part of the registration on Form F-10 relating to the offering of up to U.S.$500,000,000 of equity securities of Avalon Rare Metals Inc. filed with the United States Securities and Exchange Commission and originally dated August 21, 2013 and any amendments thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended or the rules and regulations promulgated thereunder.

Yours truly,

(Signed) Cassels Brock & Blackwell LLP

Cassels Brock & Blackwell LLP

Suite 2100 Scotia Plaza

40 King Street West

Toronto, ON M5H 3C2

(416) 869-5300

www.casselsbrock.com